                                                                                                        EXHIBIT 5.2

                                   [Mayer, Brown, Rowe & Maw LLP Letterhead]

                                                 January 20, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Ladies and Gentlemen:

         We have acted as your counsel in connection with the  authorization  and issuance from time to time in one or more  series  of  Mortgage  Asset-Backed  and  Manufactured  Housing  Contract  Pass-Through  Certificates  (the
"Certificates").  We have  examined the  Registration  Statement on Form S-3 dated as of January 20, 2006  relating to the  Certificates  (the  "Registration  Statement"),  the prospectus  (the  "Prospectus")  forming a part of the
Registration  Statement  to be filed with the  Securities  and Exchange  Commission  (the  "Commission")  under the
Securities Act of 1933, as amended (the "Act"),  and such other documents as we have deemed  necessary or advisable for purposes of rendering  this opinion.  As set forth in the  Registration  Statement,  separate  trusts (each,  a
"Trust")  will  be  established  and  will  issue  Certificates  pursuant  to a  pooling  and  servicing  agreement
(collectively  the  "Agreement").  Except as otherwise  indicated  herein,  all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the  Certificates  will be issued in series  created as  described  in the  Registration  Statement  and that the  Certificates  will be sold by you for reasonably  equivalent  consideration.  We have also assumed that the Agreement and the  Certificates  will be duly authorized  by  all  necessary  corporate  action  and  that  the  Certificates  will  be  duly  issued,  executed, authenticated  and  delivered in accordance  with the  provisions of the  Agreement.  In addition,  we have assumed that the parties to each  Agreement will satisfy their  respective  obligations  thereunder.  We express no opinion with respect to any series of Certificates for which we do not act as counsel to you.

         On the basis of the foregoing  examination and assumptions,  and upon  consideration of applicable law, it is our opinion that when an Agreement for a series of Certificates has been duly and validly  authorized,  executed and delivered by the parties thereto,  and the Certificates of such series have been duly executed,  authenticated, delivered and sold as contemplated in the Registration  Statement,  such  Certificates  will be legally and validly issued,  fully paid and  nonassessable,  and the holders of such  Certificates  will be entitled to the benefits of such Agreement.

         We hereby  consent to the filing of this  letter as an exhibit to the  Registration  Statement  and to the references  to this firm  under the  headings  "Legal  Matters"  in the  Prospectus  and  "Legal  Opinions"  in the
Prospectus  Supplement  forming a part of the  Registration  Statement,  without  admitting  that we are  "experts"
within the meaning of the term used in the Act or the rules and  regulations of the Commission  issued  thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ MAYER, BROWN, ROWE & MAW LLP